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                                                                  EXHIBIT 10 (a)

                                 AMENDMENT NO. 7

                                     TO THE

                                TRANSMATION, INC.

                              DIRECTORS' STOCK PLAN

                             EFFECTIVE JUNE 20, 2001

     WHEREAS, Transmation, Inc., an Ohio corporation (the "Company") has established the Transmation, Inc. Directors' Stock Plan, as heretofore amended (the "Plan"); and

     WHEREAS, deeming appropriate and advisable to do so, and pursuant to
Section 9 of the Plan, the Board of Directors of the Company has authorized, approved and adopted the further amendments to the Plan set forth herein;

     NOW, THEREFORE, the Plan is hereby amended and restated in its entirety, effective June 20, 2001, as set forth below:


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                                TRANSMATION, INC.

                   AMENDED AND RESTATED DIRECTORS' STOCK PLAN

                 INCLUDING ALL AMENDMENTS THROUGH JUNE 20, 2001

     THIS TRANSMATION, INC. DIRECTORS' STOCK PLAN (the "Plan") is established to foster and promote the long-term financial success of Transmation, Inc., an Ohio corporation (the "Company"), by attracting and retaining outstanding non-employee Directors by enabling them to participate in the Company's growth through automatic, non-discretionary awards ("Awards") of shares of the Common Stock, par value $.50 per share, of the Company ("Shares"). Awards under this Plan shall be in lieu of an annual cash retainer paid to Directors and cash fees paid to Directors for attendance at meetings.

     1. ELIGIBILITY. Eligibility in this Plan shall be limited to each member of the Board of Directors of the Company (the "Board"), now or hereafter elected a Director, who (a) is not an employee of the Company or any of its subsidiaries, and (b) has elected, as herein provided, to receive Awards in lieu of cash payments (each, a "Participating Director"). On or before March 31 of each year (or such other date as the officers of the Company may, for reasons of convenience of administration of this Plan, determine), each Director shall notify the Company, by completing and executing the form annexed to this Plan as Annex A, whether he elects to be a Participating Director for the ensuing fiscal year of the Company.

     2. SHARES SUBJECT TO THE PLAN. Shares which may be awarded under this Plan may be, in whole or in part, authorized and unissued Shares or previously issued Shares reacquired by the Company, including Shares purchased on the open market, or such other securities as may be substituted pursuant to Section 10. The maximum number of Shares which may be issued for all purposes under this Plan shall be 200,000 (subject to adjustment pursuant to Section 10).

     3. STOCK AWARDS.

          (a) ANNUAL AWARDS. Each Participating Director shall receive an Award of 2,666 Shares for each full year during which he serves as a Director; provided, however, that if, on the date of any such Award, 2,666 Shares has an aggregate market value in excess of $10,000, then such Award shall instead be in the amount of the largest number of whole Shares that has an aggregate market value not exceeding $10,000. For purposes hereof, a full year of service as a Director shall mean service as a Director from the date of one annual meeting of shareholders to the next annual meeting of shareholders. If a Director serves less than a full-year term for any reason other than removal for cause, such Director shall receive a pro rata Award of Shares for such year, based on the number of whole months since the last annual meeting of shareholders during which he served as a Director. If a pro rata Award would result in the issuance of a fractional share, the fractional share shall be rounded up to 1 if the fraction is .5 or greater and rounded down to zero if the fraction is less than
 .5. Annual Awards shall be made on the annual meeting date and the share certificates representing such Awards shall be issued as soon as practicable after the next following September 30.

                                      -1-

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          (b) AWARDS FOR BOARD MEETINGS ATTENDED. Each Participating Director
shall receive an Award of 400 Shares for each regular or special meeting of the Board attended by such Participating Director; provided, however, that if, on the date of any such Award, 400 Shares has an aggregate market value in excess of $1,500, then such Award shall instead be in the amount of the largest number of whole Shares that has an aggregate market value not exceeding $1,500. Such Awards shall be made on the date of each such Board meeting, with share certificates representing such Awards to be issued as soon as practicable after the last day of each fiscal quarter of the Company.

          (c) AWARDS FOR COMMITTEE MEETINGS ATTENDED. Each Participating Director shall receive an Award of 200 Shares for each meeting of a Committee of the Board attended by such Participating Director; provided, however, that if, on the date of any such Award, 200 Shares has an aggregate market value in excess of $750, then such Award shall instead be in the amount of the largest number of whole Shares that has an aggregate market value not exceeding $750. Such Awards shall be made on the date of each such Committee meeting, with share certificates representing such Awards to be issued as soon as practicable after the last day of each fiscal quarter of the Company.

          (d) ATTENDANCE AT MEETINGS BY CONFERENCE TELEPHONE. Notwithstanding any other provision of this Plan to the contrary: (i) a Participating Director who attends by conference telephone equipment any regular meeting of the Board shall receive no Award for attendance at such meeting; (ii) a Participating Director who attends by conference telephone equipment any special meeting of the Board shall receive an Award for attendance at such meeting, as if he had been present in person, if and to the extent that such Award is otherwise payable pursuant to Section 3(b); (iii) a Participating Director who attends by conference telephone equipment any meeting of a Committee of the Board held on 14 days' or more notice shall receive no Award for attendance at such meeting; and (iv) a Participating Director who attends by conference telephone equipment any meeting of a Committee of the Board held on less than 14 days' notice shall receive an Award for attendance at such meeting, as if he had been present in person, if and to the extent that such Award is otherwise payable pursuant to
Section 3(b).

          4. DEFERRAL OF AWARDS.

          (a) DEFERRAL. A Participating Director may elect to defer receipt of all or a portion of the Award that would otherwise be paid to him in Shares. All such deferrals must be in Shares as set forth in this Section 4.

          (b) TIME FOR ELECTING DEFERRAL. The election to defer the receipt of an Award must be made prior to the time that such Award is earned by the Participating Director. The election shall be made in accordance with the procedures set forth in Section 4(c).

          (c) MANNER OF ELECTING DEFERRAL. An election to defer the receipt of an Award for a given fiscal year of the Company by a Participating Director shall be made on the annual notice given by such Director to the Company pursuant to Section 1 prior to the fiscal year to which the



                                                             As of June 20, 2001
                                      -2-

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election relates. The election shall include: (1) a statement that the
Participating Director would like to defer the receipt of all or a portion of the Award he would otherwise be entitled to receive pursuant to this Plan for the forthcoming fiscal year of the Company; (2) the number of Shares of the Award to be deferred; (3) if it is the Participating Director's first election to defer an Award, the year to which receipt of his Participant Stock Account should be deferred (which year must be at least two calendar years after the calendar year in which the election is made); and (4) whether the Director elects to receive the payment of his Participant Stock Account in a lump sum or in equal annual installments (and if in installments, the number of annual installments, not to exceed 10).

          (d) PARTICIPANT STOCK ACCOUNTS FOR DEFERRALS.

               (i) A Participant Stock Account shall be established for each Participating Director who elects to defer the receipt of all or any portion of an Award. The Participant Stock Account of a Participating Director shall be credited with the number of Shares of the Award that the Participating Director has elected to defer.

               (ii) If at any time dividends are paid by the Company on the Shares, then each Participant Stock Account shall, on each dividend payment date, be credited with the number of Shares that the dividends payable on the Shares then credited to such account would purchase based upon the Fair Market Value of Shares on that day. If the payment of such dividend would result in the issuance of a fractional share, the fractional share shall be rounded up to 1 if the fraction if .5 or greater and rounded down to zero if the fraction is less than .5.

               (iii) The number of Shares credited to a Participant Stock Account shall be appropriately adjusted to reflect any stock split, stock dividend, stock exchange or similar change in capitalization. If such adjustment would result in the issuance of a fractional share, the fractional share shall be rounded up to 1 if the fraction if .5 or greater and rounded down to zero if the fraction is less than .5.

               (iv) In the event of a Change of Control, a Participant Stock Account shall be credited with cash or consideration in an amount equal to the value of the cash and other consideration received by the shareholders. For purposes of this Plan, a "Change of Control" shall mean: (a) the first purchase of shares pursuant to a tender or exchange offer which is intended to effect the acquisition of more than 50 percent of the voting power of the Company (other than a tender or exchange offer made by the Company); or (b) approval by the Company's shareholders of: (i) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification or reorganization of the shares), (ii) a sale or disposition of all or substantially all of the Company's assets, or (iii) a plan of complete liquidation or dissolution of the Company.



                                                             As of June 20, 2001
                                      -3-

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          (e) PAYMENT OF DEFERRED AMOUNTS.

               (i) No distribution or withdrawal may be made from a Participant Stock Account except as provided by this Section 4(e).

               (ii) The initial deferral term of a Participant Stock Account shall be until the October 15th of the year identified by the Participating Director in his first election to defer receipt of an Award; provided, however, a Participating Director may continuously elect to extend such deferral period by giving the Company notice of his election to extend the existing deferral period and the new year to which it is to be deferred, if such notice is given at least six months prior to the date that the first distribution with respect to his Participant Stock Account is scheduled to be made.

               (iii) At the expiration of the deferral term (including any valid extensions thereof), payment of a Participant Stock Account shall be made either in a lump sum or over annual installments, in accordance with the Participating Director's prior election.

               (iv) If a lump sum payment is elected, the Company shall transfer to the Participating Director the number of Shares credited to his Participant Stock Account on the date of the expiration of the deferral term (including any valid extensions thereof).

               (v) If installment payments are elected, then the first annual installment shall equal the number of Shares credited to the Participation Stock Account multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of annual installments to be made. All subsequent installments shall be for the same number of Shares as the first installment, subject to adjustment to reflect any credits made pursuant to Sections 4(d)(ii),
          (iii) and (iv); provided, however, the final installment shall be for the remaining balance of the number Shares in the Participant Stock Account. If any payment under this subsection (v) would result in the issuance of a fractional share, the fractional share shall be rounded up to 1 if the fraction if .5 or greater and rounded down to zero if the fraction is less than .5.

               (vi) In the event of the death of a Participating Director before he has received all of the deferred payments to which he is entitled hereunder, the remaining installments that would have been paid to such Participating Director shall be paid to his estate.

               (vii) Notwithstanding a Participating Director's election of installment payments, the Company, in its sole discretion, shall have the right to accelerate any installment payments or to make payment of the balance of a Participant Stock Account in a lump sum.

               (viii) If there has been a Change of Control, the Company shall thereafter make payments with respect to a Participant Stock Account in cash or other consideration.



                                                             As of June 20, 2001
                                      -4-

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          (f) RIGHTS UNSECURED. The maintenance of individual Participant Stock
Accounts is for bookkeeping purposes only. The Company is not obligated to acquire or set aside any particular assets for the discharge of its obligations, nor is any Participating Director to have any property rights in any particular assets held by the Company, whether or not held for the purpose of funding the Company's obligations. The right of any Participating Director or his estate to receive future installments under the provisions of this Plan shall be an unsecured claim against the general assets of the Company.

          (g) STATEMENT OF ACCOUNT. Statements will be sent to Participating Directors who have deferred Awards under this Section not less frequently than annually listing the number of Shares credited to his Participant Stock Account, when the deferral period for his Participant Stock Account is set to expire, and whether payment of his Participant Stock Account at the end of the deferral period is to be made by lump sum or installments.

          (h) FAIR MARKET VALUE. For purposes of the Plan, the fair market value per share of the Common Stock on any date ("Fair Market Value") shall be the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, and the closing price shall be the last reported sale price regular way or, if no sale takes place on such date, the average of the closing bid and closing asked prices regular way, as reported by such exchange. If the Common Stock is not then so listed or admitted to trading on a national securities exchange, then Fair Market Value shall be the closing price of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), and the closing price shall be the last reported sale price regular way or, if no sale takes place on such date, the average of the closing bid and closing asked prices regular way, as reported by NASDAQ. If the Common Stock closing price is not then reported by NASDAQ, then Fair Market Value shall be the mean between the representative closing bid and closing asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ. If the Common Stock bid and asked prices are not then reported by NASDAQ, then Fair Market Value shall be the quote furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no member of the National Association of Securities Dealers, Inc. then furnishes quotes with respect to the Common Stock, then Fair Market Value shall be determined by resolution of the Company's Board of Directors. Notwithstanding the foregoing provisions of this Section 4(h), if the Board of Directors shall at any time determine that it is impracticable to apply the foregoing methods of determining Fair Market Value, then the Board of Directors is hereby empowered to adopt any other reasonable method for such purpose.

     5. ADMINISTRATION OF THE PLAN. This Plan shall be self-effectuating. Administrative determinations necessary or advisable for the administration or interpretation of this Plan in order to carry out its provisions and purposes shall be made by the officers of the Company.

     6. ADDITIONAL REQUIREMENTS. Unless a Registration Statement with respect thereto shall then be effective under the Securities Act of 1933, as amended (the "Act"), each Award to a Participating Director is conditioned upon the Company's prior receipt of a letter, in the form of Annex A hereto, duly executed by such Participating Director, stating that Shares issued to him


                                                             As of June 20, 2001

                                      -5-

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under this Plan will be held by such Participating Director solely for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling, transferring or disposing of the same. Shares issued to a Participating Director hereunder may not thereafter be offered for sale, sold or otherwise transferred unless (a) a Registration Statement with respect thereto shall then be effective under the Act, and the Company shall have been furnished with proof satisfactory to it that the holder thereof has complied with applicable state securities laws, or
(b) the Company shall have received an opinion of counsel in form and substance satisfactory to counsel for the Company that the proposed offer for sale, sale or transfer is exempt from the registration requirements of the Act and may otherwise be transferred in compliance with the Act and in compliance with any other applicable law, including all applicable state securities laws; and the Company may withhold transfer, registration and delivery of such Shares until one of the foregoing conditions shall have been met.

     7. LISTING AND REGISTRATION. The Company, in its discretion, may postpone the issuance and delivery of Shares pursuant to any Award until completion of such stock exchange listing, or registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company may consider appropriate; and may require any Participating Director to make such representations and furnish such information as it considers appropriate in connection with the issuance of Shares in compliance with applicable law, including without limitation federal or state laws regulating the sale or issuance of securities. Notwithstanding the foregoing, the Company shall be under no obligation whatsoever to list, register or otherwise qualify any Shares under this Plan.

     8. RIGHTS AS A SHAREHOLDER. No Participating Director shall have any rights as a shareholder with respect to the Shares awarded or to be awarded to him under this Plan until the date of the issuance to him of a stock certificate representing such Shares. No adjustment shall be made for dividends or for distributions of any other kind with respect to Shares for which the record date is prior to the date of the issuance to the Participating Director of a certificate for the Shares.

     9. AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. The Board may suspend or terminate this Plan or any portion thereof at any time and may amend this Plan from time to time in such respects as the Board may deem advisable; provided, however, that any amendment that changes the timing of Awards, the eligibility requirements for Participating Directors, or the number of Shares subject to an Award shall not be made more frequently than every six months unless otherwise necessary to comply with the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or any regulations thereunder.

     10. CAPITAL ADJUSTMENTS. In the event that (a) in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, the outstanding Shares are exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of the stock or other securities of any other entity; or (b) new, different or additional shares or other securities of the Company or of another entity are received by the holders of Shares, whether by way of recapitalization or otherwise; or (c) any dividend in the form of stock is made to the holders of Shares, or any stock split or reverse split pertaining to Shares is effected; then the Board shall, in order to prevent the dilution or


                                                             As of June 20, 2001
                                      -6-

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enlargement of rights under this Plan, make such adjustments in the number and type of Shares or other securities authorized and the number and type of Shares or other securities that may be awarded under this Plan as may be determined to be appropriate and equitable.

     11. RIGHTS OF DIRECTORS. Nothing in this Plan shall confer upon any Director any right to serve as a Director for any period of time or to continue his present or any other rate of compensation. A Participating Director's right to receive Awards hereunder shall not be transferable in any way.

     12. PLAN NOT EXCLUSIVE. The adoption of this Plan shall not preclude the adoption by appropriate means of any stock option or other incentive plan for Directors.

     13. REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares hereunder shall be subject to all applicable rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     14. TERM OF PLAN. This Plan shall become effective upon its approval by the Board, and shall continue in effect until terminated by the Board.

     15. IN GENERAL. As used herein, the masculine pronoun shall include the feminine and the neuter, as appropriate to the context. As used herein, the term "Section" shall mean the appropriate Section of this Plan.


                                    * * * * *


     THE FOREGOING TRANSMATION, INC. AMENDED AND RESTATED DIRECTORS' STOCK PLAN WAS DULY ADOPTED BY THE BOARD OF DIRECTORS OF TRANSMATION, INC. ON JUNE 20, 2001

                                              /s/  PETER J. ADAMSKI
                                              ----------------------------------
                                              PETER J. ADAMSKI, SECRETARY



                                                             As of June 20, 2001

                                      -7-


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                                                                         ANNEX A

           ELECTION UNDER THE TRANSMATION, INC. DIRECTORS' STOCK PLAN

To:  Transmation, Inc.

1.  AWARD ELECTION  (check one box only):

        [ ] I hereby elect, for the fiscal year of Transmation, Inc. (the "Company") ending March 31, ____, to receive in lieu of cash Directors' compensation, awards of shares of the Company's Common Stock, par value $.50 per share (the "Shares"), under the Transmation, Inc. Directors' Stock Plan (the "Plan").

        [ ] I hereby elect, for the fiscal year of the Company ending March 31, ____, to receive in lieu of cash Directors' compensation, awards of Shares under the Plan and to defer receipt of _____________ Shares of such award until the expiration of the deferral period for my Participant Stock Account pursuant to the Plan.

                           Complete the following only if this is your first deferral of an Award: I hereby elect to defer receipt of all Shares credited to my Participant Stock Account under the Plan until October 15, _______ (year, which must be at least two years after the current year). I hereby request that my Participant Stock Account be paid out at the end of the deferral period as follows (check one circle only):

                                   ( ) lump sum

                                   ( ) annual installments (may not exceed ten)

                           Complete the following only to further extend the deferral of your Participant Stock Account: I hereby elect to further defer the payment from my Participant Stock Account until October 15, _____ (insert new year, which must be at least two years after the current year). (Note: this election to further defer payment of a Participant Stock Account must be made at least six months prior to the date payments are scheduled to commence.)

        [ ] I hereby elect, for the fiscal year of the Company ending March 31, ____, to receive Directors' compensation only in cash.

2.  REPRESENTATIONS

If I have elected to receive awards of Shares under the Plan, then:

     (a) I acknowledge and agree that unless a Registration Statement with respect thereto shall then be effective under the Securities Act of 1933, as amended (the "Act"), any

                                                             As of June 20, 2001
                                      -8-

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Shares issued to me under the Plan shall be acquired by me solely for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling, transferring or disposing of the same. I further acknowledge and agree that any Shares issued to me under the Plan may not be offered for sale, sold or otherwise transferred or disposed of unless (i) a Registration Statement with respect thereto shall then be effective under the Act, and I shall have provided proof satisfactory to counsel for the Company that I have complied with all applicable state securities laws, or (ii) the Company shall have received an opinion of counsel in form and substance satisfactory to counsel for the Company that the proposed offer for sale, sale or transfer of the Shares is exempt from the registration requirements of the Act and may otherwise be effected in compliance with any other applicable law, including all applicable state securities laws.

     (b) I agree that unless a Registration Statement with respect thereto shall then be effective under the Act, a legend to this effect may be placed on each certificate, and a stop transfer order may be placed against my account, relating to the Shares issued to me under the Plan. In addition, each such certificate shall bear such additional legends and statements as the Company deems advisable to assure compliance with the provisions of Section 5 of the Plan as well as all Federal and state laws and regulations, including securities laws and regulations.

     (c) I understand that the Company is relying upon the foregoing representations and agreements in connection with the issuance to me of Shares under the Plan. In consideration of such issuance, I hereby indemnify and hold harmless the Company, and the officers, other Directors, employees and agents thereof, from and against any and all liability, losses, damages, expenses and attorneys' fees which they may hereafter incur, suffer or be required to pay by reason of the falsity of, or my failure to comply with, any of the foregoing representations and agreements.

If I have elected to receive awards of Shares under the Plan and to defer receipt of such awards under the Plan, then:

     I hereby acknowledge that the Shares that I have deferred will be credited to a Participant Stock Account for my by the Company and that payment of such Participant Stock Account will be made to me in accordance with the terms of the Plan. In addition, I acknowledge that such Participant Stock Account is for bookkeeping purposes only; that the Company is not obligated to acquire or set aside any particular assets for the discharge of its obligations; that I have no property rights in any particular assets of the Company, whether or not held for the purpose of funding the Company's obligations; and that my rights or those of my estate in such Participant Stock Account shall be an unsecured claim against the general assets of the Company.

Dated:
       --------------------         --------------------------------------------
                                                    (signature)


                                                             As of June 20, 2001
                                      -9-